SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

June 10, 2004

Date of Report (Date of earliest event reported)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

Cotelligent, Inc. issued a press release on June 10, 2004, attached hereto as Exhibit 99, announcing that James R. Lavelle, its Chief Executive Officer, was interviewed by CEOcast on June 7, 2004. Investors, analysts and the general public are invited to listen to an audio webcast of this interview over the Internet by visiting www.ceocast.com.

Anyone listening to Mr. Lavelle’s interview will be presumed to have read Cotelligent’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the period ended March 31, 2004. Listeners should review cautionary statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any statements made or issued that are not historical facts are forward-looking and should be considered in connection with certain cautionary statements contained in our Annual Report on Form 10-K for the year ended December 31, 2003. Such statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Cotelligent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c	)	Exhibits.

		Exhibit No.	Description

		99	Press Release by Cotelligent, Inc. on June 10, 2004, announcing the June 7, 2004 interview of its Chief Executive Officer by CEOcast.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker

Curtis J. Parker
Executive Vice President, Chief Financial Officer, Treasurer & Assistant Secretary

Dated: June 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release by Cotelligent, Inc. on June 10, 2004, announcing the June 7, 2004 interview of its Chief Executive Officer by CEOcast.